                                                                    EXHIBIT 11

    ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.) AND
          SUBSIDIARIES SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE

                                                                                                     Nine Months
                                                                                     Year Ended         Ended
                                          Nine Months Ended July 31,                 October 31,     October 31,
                                          --------------------------                ------------     -----------
      Primary                             1997                   1996                   1996             1995
      -------                             ----                   ----                   ----             ----

Net Loss                              ($2,785,564)            ($1,204,571)           ($1,973,592)     ($1,151,545)
Loss - increase in carrying amount
  of redeemable preferred stock           (42,373)               (714,426)               562,678              --
                                      -----------             -----------            -----------      -----------
                                       (2,872,937)            ($1,918,997)           ($2,536,270)     ($1,151,545)
                                      ===========             ===========            ===========      ===========

Weighted average number of common
  shares outstanding                    3,091,402                 943,150                943,150          943,150
  Add - common shares (determined
  using the "treasury stock" (method)
  representing additional shares (1)
  as if those shares were outstanding
  for all periods)                           --                   430,558                430,558          430,558
                                      -----------             -----------            -----------      -----------
Weighted average number of shares
  used in calculation of primary
  loss per share                        3,091,402               1,373,708              1,373,708        1,373,708
                                      ===========             ===========            ===========      ===========

Primary net loss per common shares         ($0.91)                 ($1.40)                ($1.85)          ($0.84)
                                      ===========             ===========            ===========      ===========

      FULLY DILUTED
      -------------

Net loss for primary loss per common
  shares and for fully diluted per
  share amounts                        (2,872,937)            ($1,918,997)           ($2,536,270)     ($1,151,545)
                                      ===========             ===========            ===========      ===========

Weighted average number of shares
  used in calculating primary loss
  per share                             3,901,402               1,373,708              1,373,708        1,373,708

Add incremental shares representing:

  Shares issuable upon conversion
  of convertible preferred stock          465,202                 712,500                712,500          713,782

  Shares issuable upon exercise of
  stock options                            15,000                  15,000                 15,000           15,000
                                      -----------             -----------            -----------      -----------

Weighted average number of shares
  used in calculation of fully
  diluted loss per share                3,571,604               2,101,208              2,101,208        2,102,490
                                      ===========             ===========            ===========      ===========

Fully diluted net loss per common
  share                                    ($0.79)                 ($0.91)                ($1.21)          ($0.55)
                                      ===========             ===========            ===========      ===========

____________________________
(1) Additional shares represent the number of shares and options issued within the twelve months prior to the company filing a registration statement on May 3, 1996 for an initial public offering (IPO) that were issued for consideration per share or at an exercise price per share less than the IPO price of $3.50 per share.